Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated November 19, 2007, except for Note 3, paragraph 6, as to which the date is December 13, 2007, included in Pre-Effective Amendment No. 2 of the Registration Statement (Form N-2 Nos. 333-144614 and 811-22095) and the related Statement of Additional Information of Morgan Stanley Global Long/ Short Fund P.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 17, 2007